Exhibit 10.1
FREESCALE SEMICONDUCTOR, LTD.
2011 OMNIBUS INCENTIVE PLAN
RESTRICTED SHARE UNIT AWARD AGREEMENT - DIRECTOR
THIS AGREEMENT (the “Agreement”), is made effective as of [ ], (the “Date of Grant”), by and among Freescale Semiconductor, Ltd., a Bermuda exempted limited liability company (the “Company”), and [ ] (the “Director”):
R E C I T A L S:
WHEREAS, the Company has adopted the Amended and Restated Freescale Semiconductor, Ltd. 2011 Omnibus Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms used but not otherwise defined herein shall have meanings ascribed to such terms in the Plan; and
WHEREAS, Participant serves on the Board of Directors of the Company; and
WHEREAS, the Board of Directors has determined that it would be in the best interests of the Company and its shareholders to grant the Restricted Share Units provided for herein to the Director pursuant to the Plan and the terms set forth herein.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.Grant of Restricted Share Units. The Company hereby grants to the Director, on the terms and conditions hereinafter set forth, units evidencing a right to receive [ ] Common Shares (each a “Share” and collectively, the “Shares”) pursuant to the terms and conditions of this Agreement (the “Restricted Share Units” or “Restricted Share Unit Award”).
2.Restrictions and Vesting Period.
(a)Restrictions and Transferability. The Restricted Share Unit Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Director otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Restricted Share Unit Award to heirs or legatees of the Director shall be effective to bind the Company unless the Administrator shall have been furnished with written notice thereof and a copy of such evidence as the Administrator may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.
(b)Vesting Period. Subject to the Director’s continued service on the Board of Directors of the Company, or except as otherwise provided below, the Restricted Share Unit Award shall vest with respect to one hundred percent (100%) of the Shares initially covered by the Restricted Share Unit Award on the earlier of the first anniversary of the Date of Grant or the date of the next annual general meeting of shareholders of the Company after the Date of Grant. At any time, the portion of the Restricted Share Unit Award which has become vested as described above (or pursuant to Section 3 below) is hereinafter referred to as the “Vested Portion.”
(c)Settlement of Restricted Share Units. Shares shall be delivered (provided, that such delivery is otherwise in accordance with federal and state securities laws) with respect to the Vested Portion of the Restricted Share Unit Award as soon as practicable following the applicable vesting date, but in no event later than March 15 of the calendar year following the year of vesting.
(d)No Shareholder Rights. The Director shall have no rights of a shareholder of the Company with respect to the Restricted Share Units, including, but not limited to, the rights to vote and receive ordinary dividends, until the settlement date of the Restricted Share Units. In the event that the Administrator approves an adjustment to the Restricted Share Unit Award pursuant to Section 5 of the Plan, then in such event, any and all new, substituted or additional securities to which Director is entitled by reason of the Restricted Share Unit Award shall be immediately subject to the restrictions and the Vesting Period set forth in Sections 2(a) and (b) above with the same force and effect as the Restricted Share Unit Award subject to such restrictions immediately before such event.
3.Termination of Service on the Board of Directors.
(a)    General. If the Director’s service on the Board of Directors of the Company is terminated for any reason other than a Change in Control, death or Disability, the Restricted Share Unit Award shall, to the extent not then vested (after giving effect to the provisions of this Section 3), terminate and be forfeited upon such termination of service. In the event of a Change in Control, Section 12 of the Plan shall govern.
(b)    Death or Disability. Upon the Director’s termination of service on the Board of Directors of the Company due to the Director’s death or Disability, the Restricted Share Unit Award shall become vested for an additional number of Shares equal to the number of Shares subject to the Restricted Share Unit Award (if any) that would have vested on the next anniversary of the Date of Grant if the Director had continued to serve on the Board of Directors of the Company until such date. Any portion of the Restricted Share Unit Award that is not vested after giving effect to the above provisions of this Section 3(b) shall terminate and be forfeited effective as of the termination of the Director’s service.
4.Withholding. The Director will be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold from any payment due or transfer made under the Restricted Share Unit Award or under the Plan or from any compensation or other amount owing to the Director the amount (in cash, Shares, other securities or other property) of any applicable withholding taxes in respect of the Restricted Share Unit Award or any payment or transfer under or with respect to the Restricted Share Unit Award or the Plan and to take such other action as may be necessary in the opinion of the Administrator to satisfy all obligations for the payment of any such withholding taxes.

5.Securities Laws. The issuance of any Shares hereunder shall be subject to the Director making or entering into such written representations, warranties and agreements as the Administrator may reasonably request in order to comply with applicable securities laws.
6.No Public Offering. The Restricted Share Units awarded under the Plan and this Agreement will not be publicly issued, placed, distributed or offered. The issuance of any Restricted Share Units hereunder does not constitute a public offering of securities.
7.Consent to Transfer of Data. By accepting the Restricted Share Unit Award, the Director consents to the transfer of personal data (including but not limited to the Director’s name, address and birth date) and to the processing of this personal data by the Company and the provider of the Freescale equity recordkeeping system.
8.Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Director at the address appearing in the personnel records of the Company for the Director or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
9.Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
10.Consent to Jurisdiction. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan in The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune of from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.
11.Restricted Share Unit Award Subject to Plan. By entering into this Agreement, the Director agrees and acknowledges that the Director has received and read a copy of the Plan. The Restricted Share Unit Award is subject to the Plan, as may be amended from time to time, and the terms and provisions of the Plan are hereby incorporated herein by reference.
12.Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.
FREESCALE SEMICONDUCTOR, LTD.

By: ________________________________
Name: [ ]
Title: [ ]

Agreed and acknowledged as of the date first above written:
________________________________________________
[ ]

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